Exhibit 99.1

The Trade Desk Reports Third Quarter Financial Results

LOS ANGELES--(BUSINESS WIRE)--November 5, 2020--The Trade Desk, Inc. (NASDAQ:TTD), a global technology company that empowers buyers of advertising, today announced financial results for its third quarter ended September 30, 2020.

“So far in 2020 we’ve seen several years of advertising disruption and innovation compressed into a few months. As a result, advertisers have become more deliberate and data-driven with every advertising dollar. That helped us deliver record quarterly revenue of $216 million and adjusted EBITDA of $77 million.” said Co-Founder and CEO of The Trade Desk, Jeff Green. “This is the result of our long-term strategic investments to build a compelling Open Internet alternative for advertisers. As advertisers come under pressure to prove the ROI of their campaigns, to take advantage of the mass consumer shift to streaming TV, and to consider alternatives to user-generated content, our investments in these areas are paying off. Whether it’s our focus on measurement capabilities, CTV inventory or the future of identity, advertisers can count on us as the industry’s most innovative and complete demand side platform.”

Third Quarter 2020 Financial Highlights:

The following table summarizes our consolidated financial results for the quarters ended September 30, 2020 and 2019 ($ in millions, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
GAAP Results
Revenue	$216.1	$164.2	$516.1	$445.1
Increase (decrease) in revenue year over year	32%	38%	16%	40%
Net Income	$41.2	$19.4	$90.4	$57.4
Diluted EPS	$0.84	$0.40	$1.86	$1.20

Non-GAAP Results
Adjusted EBITDA	$77.2	$47.8	$130.7	$130.4
Adjusted EBITDA Margin	36%	29%	25%	29%
Non-GAAP Net Income	$62.7	$36.1	$150.8	$104.8
Non-GAAP Diluted EPS	$1.27	$0.75	$3.10	$2.19

Third Quarter and Recent Business Highlights Include:

  Continued Omnichannel Spend Growth: Omnichannel solutions remain a strategic focus for The Trade Desk as the industry continues shifting toward transparency and programmatic buying. Channel highlights from Q3 include:
    Connected TV grew over 100% from Q3 2019 to Q3 2020
    Mobile Video spend grew about 70% from Q3 2019 to Q3 2020
    Audio spend grew about 70% from Q3 2019 to Q3 2020
  Strong Customer Retention: Customer retention remained over 95% during the quarter, as it has for the previous 5 years.
  Building Industry-Wide Collaboration and Support for Unified ID 2.0: The Trade Desk is building support for Unified ID 2.0, a new industry-wide approach to identity that preserves the value of relevant advertising, while putting user control and privacy at the forefront. The ID is an upgrade and alternative to third-party cookies. Recent partnerships include:
    Nielsen Holdings, a global measurement and data analytics company
    Criteo S.A., a global technology company that powers world marketers
    LiveRamp Holdings, the leading data connectivity platform

  Industry Awards: The Trade Desk was named a 2020 Best Medium WorkplaceTM in the U.K. and a 2020 Best Workplace in Hong KongTM by Great Places to Work®. The Trade Desk recently won for the Best Overall Technology for Programmatic Trading at The Drum Digital Advertising Awards (US) and was a Gartner Peer Insights 2020 Customers’ Choice for Ad Tech. The Trade Desk was also named a Best Workplace in New YorkTM by Great Place to Work™ and Fortune for the third year in a row.

Impact of COVID-19 on our Outlook:

Our business has been impacted by the COVID-19 pandemic that has significantly impacted advertiser demand. Like many companies that are ad-funded, we are facing a period of higher uncertainty in our business outlook. We expect our business performance could be impacted by issues beyond our control, such as changing economic conditions or shelter-in-place orders that may or may not occur. Assuming that the economy continues to recover and we do not have any major COVID-19 related setbacks that may cause economic conditions to deteriorate, we estimate Q4 revenue to range between $287 million and $291 million. Under this assumption, we estimate adjusted EBITDA to be at least $115 million in Q4.

Fourth Quarter 2020 outlook summary:

  Revenue range between $287 million and $291 million
  Adjusted EBITDA of at least $115 million

Use of Non-GAAP Financial Information

Included within this press release are the non-GAAP financial measures of Adjusted EBITDA, Non-GAAP net income and Non-GAAP diluted EPS that supplement the Consolidated Statements of Income of The Trade Desk, Inc. (the Company) prepared under generally accepted accounting principles (GAAP). Adjusted EBITDA is earnings before depreciation and amortization, stock-based compensation, interest expense (income), net and provision for (benefit from) income taxes. Non-GAAP net income excludes charges and the related income tax effects for stock-based compensation. Tax rates on the tax-deductible portions of the stock-based compensation expense approximating 30% have been used in the computation of non-GAAP net income and non-GAAP diluted EPS. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Income. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures and may be different from non-GAAP financial measures used by other companies.

Third Quarter Financial Results Webcast and Conference Call Details

  When: November 5, 2020 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time).
  Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com/. Following the call, a replay will be available on the company’s website.
  Dial-in with passcode: To access the call via telephone in the United States, please dial 800-459-5346. For callers outside the United States, please dial 1-203-518-9544. Participants should reference “The Trade Desk Call” after dialing in.
  Audio replay: An audio replay of the call will be available beginning about two hours after the call. To listen to the replay in the United States, please dial 877-481-4010 (replay code: 38371). Outside the United States, please dial 1-919-882-2331 (replay code: 38371). The audio replay will be available via telephone until November 12, 2020.

The Trade Desk, Inc. uses its Investor Relations website (http://investors.thetradedesk.com/investor-overview), its Twitter feed (@TheTradeDesk), LinkedIn page (https://www.linkedin.com/company/the-trade-desk/), and Facebook page (https://www.facebook.com/TheTradeDesk/), and Jeff Green’s Twitter feed (@jefftgreen) and LinkedIn profile (https://www.linkedin.com/in/jefftgreen/) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to The Trade Desk’s press releases, SEC filings, public conference calls and webcasts.

About The Trade Desk

The Trade Desk is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize digital advertising campaigns across ad formats and devices. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across North America, Europe, and Asia Pacific. To learn more, visit thetradedesk.com or follow us on Facebook, Twitter, LinkedIn and YouTube.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate, including statements relating to the industry and market trends, and the Company’s financial targets, such as revenue and Adjusted EBITDA. When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s relatively limited operating history and the impact of COVID-19 on the Company and its customers and partners, which makes it difficult to evaluate the Company’s business and prospects, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10-K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

THE TRADE DESK, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue	$216,113	$164,203	$516,128	$445,114
Operating expenses (1):
Platform operations	44,826	39,932	127,167	108,913
Sales and marketing	44,637	36,142	116,002	89,951
Technology and development	41,079	29,185	117,931	83,949
General and administrative	42,789	37,017	117,252	102,755
Total operating expenses	173,331	142,276	478,352	385,568
Income from operations	42,782	21,927	37,776	59,546
Total other expense (income), net	223	(1,892)	834	(2,979)
Income before income taxes	42,559	23,819	36,942	62,525
Provision for (benefit from) income taxes	1,312	4,397	(53,473)	5,152
Net income	$41,247	$19,422	$90,415	$57,373
Earnings per share:
Basic	$0.89	$0.43	$1.96	$1.29
Diluted	$0.84	$0.40	$1.86	$1.20
Weighted average shares outstanding:
Basic	46,582	44,771	46,075	44,363
Diluted	49,220	48,037	48,731	47,728
_______________________
(1) Includes stock-based compensation expense as follows:

STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Platform operations	$1,639	$1,507	$5,459	$3,894
Sales and marketing	6,916	5,036	18,549	13,094
Technology and development	7,911	7,146	24,345	18,579
General and administrative	10,386	5,753	25,398	20,801
Total	$26,852	$19,442	$73,751	$56,368

THE TRADE DESK, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of
	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$434,371	$130,876
Short-term investments, net	122,909	124,112
Accounts receivable, net	1,139,860	1,166,376
Prepaid expenses and other current assets	58,847	27,857
Total current assets	1,755,987	1,449,221
Property and equipment, net	111,862	64,012
Operating lease assets	202,172	173,449
Deferred income taxes	39,928	18,950
Other assets, non-current	28,479	23,129
Total assets	$2,138,428	$1,728,761

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$919,694	$868,618
Accrued expenses and other current liabilities	57,724	47,178
Operating lease liabilities	34,735	14,577
Total current liabilities	1,012,153	930,373
Operating lease liabilities, non-current	205,408	174,873
Debt, net	72,000	—
Other liabilities, non-current	16,240	10,998
Total liabilities	1,305,801	1,116,244

Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	510,017	380,079
Accumulated other comprehensive income	145	—
Retained earnings	322,465	232,438
Total stockholders' equity	832,627	612,517
Total liabilities and stockholders' equity	$2,138,428	$1,728,761

THE TRADE DESK, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
OPERATING ACTIVITIES:
Net income	$90,415	$57,373
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,777	15,246
Stock-based compensation	73,751	56,368
Allowance for credit losses on accounts receivable	2,722	1,647
Noncash lease expense	24,052	15,394
Deferred income taxes	(20,978)	—
Other	1,242	(2,945)
Changes in operating assets and liabilities:
Accounts receivable	21,063	(2,739)
Prepaid expenses and other assets	(23,919)	(19,024)
Accounts payable	47,728	(21,401)
Accrued expenses and other liabilities	11,006	(3,178)
Operating lease liabilities	(10,388)	(8,468)
Net cash provided by operating activities	237,471	88,273
INVESTING ACTIVITIES:
Purchases of investments	(127,117)	(178,179)
Maturities of investments	128,315	55,819
Purchases of property and equipment	(57,721)	(21,659)
Capitalized software development costs	(4,246)	(3,849)
Net cash used in investing activities	(60,769)	(147,868)
FINANCING ACTIVITIES:
Proceeds from line of credit	143,000	—
Repayment on line of credit	(71,000)	—
Payment of debt financing costs	—	(6)
Proceeds from exercise of stock options	53,942	21,911
Proceeds from employee stock purchase plan	15,035	8,648
Taxes paid related to net settlement of restricted stock awards	(14,184)	(4,744)
Net cash provided by financing activities	126,793	25,809
Increase (decrease) in cash and cash equivalents	303,495	(33,786)
Cash and cash equivalents—Beginning of period	130,876	207,232
Cash and cash equivalents—End of period	$434,371	$173,446

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

Net income	$41,247	$19,422	$90,415	$57,373
Add back:
Depreciation and amortization	7,517	5,969	20,777	15,246
Stock-based compensation	26,852	19,442	73,751	56,368
Interest expense (income), net	235	(1,480)	(740)	(3,763)
Provision for (benefit from) income taxes	1,312	4,397	(53,473)	5,152
Adjusted EBITDA	$77,163	$47,750	$130,730	$130,376

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
GAAP net income	$41,247	$19,422	$90,415	$57,373
Add back (deduct):
Stock-based compensation expense	26,852	19,442	73,751	56,368
Adjustment for income taxes	(5,440)	(2,777)	(13,341)	(8,985)
Non-GAAP net income	$62,659	$36,087	$150,825	$104,756

GAAP diluted EPS	$0.84	$0.40	$1.86	$1.20
Non-GAAP diluted EPS	$1.27	$0.75	$3.10	$2.19

Weighted average shares outstanding—diluted	49,220	48,037	48,731	47,728

Contacts

Investors
Chris Toth
Vice President Investor Relations, The Trade Desk
ir@thetradedesk.com
310-334-9183

Media
Ian Colley
Vice President Public Relations, The Trade Desk
ian.colley@thetradedesk.com
914-434-3043